Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in CompX International Inc.'s Registration Statement on Form S-8 pertaining to The 401(K) Plan of Fort Lock Corporation of our reports dated February 19, 1999 with respect to the consolidated financial statements and financial statement schedules of CompX International Inc. and Subsidiaries included in its Annual Report on Form 10-K (File No. 1-13905) for the year ended December 31, 1998.






                                PricewaterhouseCoopers LLP



Dallas, Texas
March 22, 1999